UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2016

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3020 Carrington Mill Blvd., Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 28, 2016, SciQuest, Inc., a Delaware corporation (the “Company”), completed the previously announced merger (the “Merger”) with AKKR Green Merger Sub, Inc. (the “Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of SciQuest Parent, LLC (f/k/a AKKR Green Parent, LLC), a Delaware limited liability company (“Parent”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated May 30, 2016. The Company survived the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), other than any shares cancelled in accordance with the terms of the Merger Agreement or any Dissenting Shares (as defined in the Merger Agreement), were cancelled and converted into the right to receive $17.75 per share in cash (the “Merger Consideration”), without interest. In addition, each option to acquire shares of the Company Common Stock that was vested as of the Effective Time was converted into the right to receive payment in cash for each share of Company Common Stock subject to such option equal to the amount by which the value of the Merger Consideration exceeds such option’s exercise price. Also at the Effective Time, (i) each vested restricted stock unit award (other than performance-based restricted stock units) was converted into the right to receive a cash payment equal to the product of the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such restricted stock unit award, without interest and less applicable taxes, and (ii) each performance-based restricted stock unit was converted into the right to receive (subject to the terms and conditions set forth in the applicable grant agreements) a cash payment equal to the product of the Merger Consideration multiplied by the total number of “Earned Units” as determined in accordance with the change of control provisions of the applicable performance-based restricted stock unit, without interest and less applicable taxes.

At the Effective Time, holders of shares of Company Common Stock ceased to have any rights as stockholders of the Company (other than the right to receive the Merger Consideration).

Affiliates of Accel-KKR completed the acquisition of the Company for approximately $509 million. The aggregate purchase price and related fees and expenses were funded by the proceeds of the Credit Agreement (as defined in Item 2.03 of this Report), as well as by equity financing provided by investment funds managed by Accel-KKR and cash on hand.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on May 31, 2016, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 28, 2016 (the “Closing Date”), in connection with the Merger, the Company became subject to that certain Credit Agreement (the “Credit Agreement”) among Merger Sub and, upon the consummation of the merger, the Company, as borrower, Parent, the subsidiaries of the Company party thereto as “Credit Parties”, Antares Capital LP, a Delaware limited partnership, as agent for the several financial institutions party thereto as lenders (the “Lenders”), and the Lenders.

All obligations under the Credit Agreement are guaranteed by the Company, certain of the Company’s existing subsidiaries and Parent (the “Guarantors”). The obligations under the Credit Agreement and guarantees of those obligations are secured, subject to certain significant exceptions, by liens and security interests in the stock of the Company and the assets of the Company and the subsidiary Guarantors.

The Credit Agreement contains customary affirmative and negative covenants and events of default and requires the Company to comply with a maximum total consolidated net leverage ratio.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company notified The NASDAQ Stock Market LLC (“NASDAQ”) on July 28, 2016 that the Merger has been completed and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Company Common Stock. Trading of the Company Common Stock on NASDAQ was suspended after the closing of trading on July 28, 2016. Additionally, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the Company Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Each director of the Company prior to the Merger voluntarily resigned from the Board of Directors of the Company and all committees thereof, effective as of the Effective Time. The following directors of Merger Sub became the initial directors of the Company immediately after consummation of the Merger: Thomas Barnds and Dean Jacobson.

In addition, as of the Effective Time, each of the SciQuest Holdings, Inc. 2004 Stock Incentive Plan and the SciQuest, Inc. 2013 Stock Incentive Plan were terminated.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and the bylaws of the Company, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement. A copy of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are attached as Exhibits 3.1 and 3.2, hereto, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 26, 2016, at a special meeting (the “Special Meeting”) of stockholders of the Company, the Company’s stockholders approved the proposal to adopt the Merger Agreement.

The approval to adopt the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the Company Common Stock outstanding as of the close of business on June 21, 2016, the record date for the Special Meeting. The approval of, on a non-binding advisory basis, “golden parachute” compensation (as defined in the regulations of the SEC) payable to certain of the Company’s executive officers in connection with the consummation of the Merger required the affirmative vote of a majority of the votes cast by stockholders of the Company present in person or represented by proxy and entitled to vote on the proposal, and was not a condition to the completion of the Merger. Finally, the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, was not submitted for a vote.

The issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting consisted of 27,779,610 shares. Set forth below, with respect to each proposal submitted for a vote, are the number of votes cast for or against and the number of abstentions.

Proposal 1: Adopt the Merger Agreement

FOR	AGAINST	ABSTAIN
22,785,301	3,028	103,068

Proposal 2: Approve on Advisory (Non-Binding) Basis, the Golden Parachute Compensation

FOR	AGAINST	ABSTAIN
21,852,816	934,835	103,746

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of May 30, 2016, by and among Parent, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2016).*

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

99.1	Release, dated July 28, 2016

*	The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: July 28, 2016	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of May 30, 2016, by and among Parent, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2016).*

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

99.1	Release, dated July 28, 2016

*	The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.